Exhibit 10.20

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of December 31, 2001, by and among The Navigators Group, Inc., a Delaware corporation (the “Borrower”), Bank One, NA (formerly known as The First National Bank of Chicago), individually and as agent (“Agent”), and the other financial institutions signatory hereto.

RECITALS

A.            The Borrower, the Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of December 21, 1998, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 28, 2000 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 20, 2000 (as so amended, the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.            The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendments to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)           Article I of the Credit Agreement shall be amended by adding the following new definition thereto in alphabetical order:

“Deferred Policy Acquisition Costs” means, at any time, the total deferred policy acquisition costs of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis as of such time.

(b)           The definition of “Consolidated Tangible Net Worth” in Article I of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Consolidated Tangible Net Worth” means the excess of (a) the sum of (i) Consolidated Total Tangible Assets plus (ii) 50% of Deferred Policy Acquisition Costs over (b) Consolidated Total Liabilities, excluding, however, for the purposes of Section 7.24.1, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

2.             Representations and Warranties of the Borrower.  The Borrower represents and warrants that:

(a)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to  the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)           Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

(c)           After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3.             Effective Date.  Section 1 of this Amendment shall become effective upon (a) the execution and delivery hereof by the Borrower, the Agent and all the Lenders, and (b) receipt by the Agent for the benefit of the Lenders of an amendment fee in the amount of $37,000 (the “Amendment Fee”).

4.             Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.             Costs and Expenses.

(a)           The Borrower hereby affirms its obligation under Section 10.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Agent with respect thereto.

(b)           The Borrower hereby agrees that on the Effective Date, the Borrower shall pay the Arranger, the Agent and the Lenders the Amendment Fee, which Amendment fee shall be deemed fully earned and non-refundable on the date hereof.

6.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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